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                                  EXHIBIT (5)
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                  INVESTMENT ADVISORY AND MANAGEMENT AGREEMENT


  This Agreement is made as of June 18, 1993, between The Cardinal Group, an Ohio business trust (the "Group"), and Cardinal Management Corp., an Ohio corporation (the "Manager").

  WHEREAS, the Group is registered as an open-end management investment company under the Investment Company Act of 1940, as amended ("1940 Act"); and

  WHEREAS, the Group desires to retain the Manager to furnish investment advisory and administrative services to the newly created investment portfolios of the Group and may retain the Manager to serve in such capacity to certain additional investment portfolios of the Group, all as now or hereafter may be identified in Schedule A hereto (such initial investment portfolios any such additional investment portfolios together called the "Funds") and the Manager represents that it is willing and possesses legal authority to so furnish such services;

  NOW, THEREFORE, in consideration of the mutual agreements and covenants contained in this Agreement, the parties hereto agree as follows:

  Section 1. APPOINTMENT. The Group hereby appoints the Manager to (a) act as investment adviser to the Funds and (b) furnish administrative facilities and services to the Funds, for the period and on the terms and subject to the conditions set forth in this Agreement. The Manager accepts such appointment and agrees to furnish the services herein set forth for the compensation herein provided. Additional investment portfolios may from time to time be added to those covered by this Agreement by the parties executing a new Schedule A which shall become effective upon its execution and shall supersede any Schedule A having an earlier date.

  Section 2. INVESTMENT ADVISORY SERVICES. Subject to the supervision of the Group's Board of Trustees, the Manager shall provide a continuous investment program for the Funds, including investment, research and management with respect to all securities and investments and cash equivalents in the Funds. The Manager shall determine from time to time what securities and other investments will be purchased, retained or sold by the Group with respect to the Funds. The Manager shall provide the services under this Agreement in accordance with each of the Fund's investment objectives, policies, and restrictions as stated in such Fund's most current Prospectus and Statement of Additional Information, as presently in effect, and all amendments or supplements thereto, and resolutions of the Group's Board of Trustees. The Manager further agrees that it:

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   (a)   will use the same skill and care in providing such services as it uses in providing services to any fiduciary accounts for which it has investment responsibilities;

   (b) will conform with all applicable Rules and Regulations of the Securities and Exchange Commission (the "Commission") and, in addition, will conduct its activities under this Agreement in accordance with any applicable regulations of any governmental authority pertaining to the investment advisory activities of the Manager;

   (c) will place orders pursuant to its investment determinations for the Funds either directly with the issuer or with any broker or dealer. In placing orders with brokers and dealers, the Manager will attempt to obtain and is hereby directed to obtain prompt execution of orders in an effective manner at the most favorable price. Consistent with this obligation, when the execution and price offered by two or more brokers or dealers are comparable, the Manager may, in its discretion, purchase and sell portfolio securities to and from brokers and dealers who provide the Manager with research advice and other services. In no instance will portfolio securities be purchased from or sold to The Ohio Company, the Manager, or any affiliated person of the Group, The Ohio Company or the Manager unless otherwise permitted by the 1940 Act, an exemption therefrom, or an order thereunder;

   (d) will maintain all books and records with respect to the securities transactions of the Funds and will furnish the Group's Board of Trustees such periodic and special reports as the Board may request; and

   (e) will advise and assist the officers of the Group in taking such actions as may be necessary or appropriate to carry out the decisions of the Group's Board of Trustees and of the appropriate committees of such Board regarding the conduct of the business of the Funds; and

  Section 3. ADMINISTRATIVE SERVICES. Subject to the supervision of the Group's Board of Trustees, the Manager will provide the Group, with respect to the operations of the Funds, overall management of the Funds' business affairs except those performed by the custodians for the Funds under their custodian agreements and the transfer agent and fund accountant for the Funds under their transfer agency and fund accounting agreements.

  The Manager shall maintain office facilities (which may be in the offices of the Manager or of an affiliate but shall be in such location as the Group shall reasonably determine); furnish statistical and research data, clerical and certain bookkeeping services, personnel (including officers) and stationery and office supplies; prepare the periodic reports to the Commission on Form N-SAR or any

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replacement forms therefor; compile data for, prepare for execution by the
Funds and file all the Funds' federal and state tax returns and required tax filings other than those required to be made by the Funds' custodian and transfer agent; prepare compliance filings pursuant to state securities laws with the advice of the Group's counsel; assist to the extent requested by the Group with the Group's preparation of its Annual and Semi-Annual Reports to Shareholders and its Registration Statements (on Form N-1A or any replacement therefor); compile data for, prepare and file timely Notices to the Commission required pursuant to Rule 24f-2 under the 1940 Act; keep and maintain the financial accounts and records of the Funds, including calculation of daily expense accruals; in the case of money market funds, determine the actual variance from $1.00 of the Fund's net asset value per share; and generally assist in all aspects of the operations of the Funds. In compliance with the requirements of Rule 31a-3 under the 1940 Act, the Manager hereby agrees that all records which it maintains for the Group are the property of the Group and further agrees to surrender promptly to the Group any such records upon the Group's request. The Manager further agrees to preserve for the periods prescribed by Rule 31a-2 under the 1940 Act the records required to be maintained by Rule 31a-1 under the 1940 Act.

  Section 4. EXPENSES. During the term of this Agreement, the Manager will pay all expenses incurred by it in connection with its activities, duties and obligations under this Agreement, other than the costs of securities (including brokerage fees, if any) purchased for the Funds.

  Section 5. COMPENSATION. For the services provided and the expenses assumed pursuant to this Agreement, each of the Funds will pay the Manager and the Manager will accept as full compensation therefor a fee set forth on Schedule A hereto. The obligations of the Funds to pay the above-described fee to the Manager will begin as of the respective dates of the initial public sale of shares in the Funds.

  If in any fiscal year the aggregate expenses of any of the Funds (as defined under the securities regulations of any state having jurisdiction over the Group) exceed the expense limitations of any such state, the Manager will reimburse such Fund for such excess expenses. The obligation of the Manager to reimburse the Funds hereunder is limited in any fiscal year to the amount of its fee hereunder for such fiscal year; provided, however, that notwithstanding the foregoing, the Manager shall reimburse the Funds for such excess expenses regardless of the amount of fees paid to it during such fiscal year to the extent that the securities regulations of any state having jurisdiction over the Group so require. Such expense reimbursement, if any, will be estimated daily and reconciled and paid on a monthly basis.

  Section 6. LIMITATION OF LIABILITY. The Manager shall not be liable for any error of judgment or mistake of law or for any loss

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suffered by the Funds in connection with the performance of this Agreement, except a loss resulting from a breach of fiduciary duty with respect to the receipt of compensation for services or a loss resulting from willful misfeasance, bad faith or gross negligence on the part of the Manager in the performance of its duties or from reckless disregard by it of its obligations and duties under this Agreement.

  Section 7. DURATION AND TERMINATION. This Agreement will become effective as of the date first written above (or, if a particular Fund is not in existence on that date, on the date a registration statement relating to that Fund becomes effective with the Commission), provided that it shall have been approved by vote of a majority of the outstanding voting securities of such Fund, in accordance with the requirements, if any, under the 1940 Act, and, unless sooner terminated as provided herein, shall continue in effect until June 18, 1994.

  Thereafter, if not terminated, this Agreement shall continue in effect as to a particular Fund for successive periods of twelve months each ending on June 18 of each year, provided such continuance is specifically approved at least annually (a) by the vote of a majority of those members of the Group's Board of Trustees who are not parties to this Agreement or interested persons of any party to this Agreement, cast in person at a meeting called for the purpose of voting on such approval, and (b) by the vote of a majority of the Group's Board of Trustees or by the vote of a majority of all votes attributable to the outstanding Shares of such Fund. Notwithstanding the foregoing, this Agreement may be terminated as to a particular Fund at any time on sixty days' written notice, without the payment of any penalty, by the Group (by vote of the Group's Board of Trustees or by vote of a majority of the outstanding voting securities of such Fund) or by the Manager. This Agreement will immediately terminate in the event of its assignment. (As used in this Agreement, the terms "majority of the outstanding voting securities," "interested persons" and "assignment" shall have the same meanings as ascribed to such terms in the 1940 Act.)

  Section 8. MANAGER'S REPRESENTATIONS. The Manager hereby represents and warrants that it is willing and possesses all requisite legal authority to provide the services contemplated by this Agreement without violation of applicable laws and regulations.

  Section 9. AMENDMENT OF THIS AGREEMENT. No provision of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought.

  Section 10. MISCELLANEOUS. The captions in this Agreement are included for convenience of reference only and in no way define or

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delimit any of the provisions hereof or otherwise affect their construction or effect. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and shall be governed by the laws of the State of Ohio.

  The Cardinal Group is a business trust organized under Chapter 1746, Ohio Revised Code and under a Declaration of Trust, to which reference is hereby made and a copy of which is on file at the office of the Secretary of State of Ohio as required by law, and to any and all amendments thereto so filed or hereafter filed. The obligations of "The Cardinal Group" entered into in the name or on behalf thereof by any of the Trustees, officers, employees or agents are made not individually, but in such capacities, and are not binding upon any of the Trustees, officers, employees, agents or shareholders of the Group personally, but bind only the assets of the Group, as set forth in Section 1746.13(A), Ohio Revised Code, and all persons dealing with any of the Funds of the Group must look solely to the assets of the Group belonging to such Fund for the enforcement of any claims against the Group.

  IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated below as of the day and year first above written.

                                                  THE CARDINAL GROUP



                                                  By /s/ John L. Schlater
                                                     ------------------------

                                                  Name  John L. Schlater
                                                        ---------------------

                                                  Title  President
                                                         --------------------


                                                  CARDINAL MANAGEMENT CORP.


                                                  By /s/ H. Keith Allen
                                                     ------------------------

                                                  Name  H. Keith Allen
                                                        ---------------------

                                                  Title  Treasurer
                                                         --------------------


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                                                          Dated January __, 1996



                                         Schedule A
                                           to the
                        Investment Advisory and Management Agreement
                               between The Cardinal Group and
                                 Cardinal Management Corp.
                                 dated as of June 18, 1993


           Name of Fund                                                Compensation*
           ------------                                                ------------
           Cardinal Balanced Fund                                      Annual rate of seventy five one-hundredths of one
                                                                       percent (.75%) of the average daily net assets of
                                                                       such Fund

           Cardinal Aggressive Growth Fund                             Annual rate of seventy five one-hundredths of one
                                                                       percent (.75%) of the average daily net assets of
                                                                       such Fund

           The Cardinal Fund                                           Annual rate of sixty one-hundredths of one percent
                                                                       (.60%) of the average daily net assets of such
                                                                       Fund

           Cardinal Government Obligations Fund                        Annual rate of fifty one-hundredths of one percent
                                                                       (.50%) of the average daily net assets of such
                                                                       Fund

           Cardinal Government Securities Money Market Fund            Annual rate of fifty one-hundredths of one percent
                                                                       (.50%) of the average daily net assets of such
                                                                       Fund

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
           Cardinal Tax Exempt Money Market Fund                       Annual rate of fifty one-hundredths of one percent
                                                                       (.50%) of the average daily net assets of such
                                                                       Fund

                                                                       THE CARDINAL GROUP


                                                                       By
                                                                           ---------------------------

                                                                       Name  Frank W. Siegel
                                                                             -------------------------

                                                                       Title  President
                                                                              ------------------------


                                                                       CARDINAL MANAGEMENT CORP.


                                                                       By
                                                                           ---------------------------

                                                                       Name
                                                                             -------------------------

                                                                       Title
                                                                              ------------------------

_____________________

  * All fees are computed and paid monthly.

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